Exhibit 99.1
Codex DNA Acquires Eton Bioscience

-- Acquisition will allow Codex DNA to expand its commercial BioXp™ system and biofoundry service offerings, reduce raw material costs, and accelerate overall growth strategy --

SAN DIEGO – November 9, 2021 – Codex DNA, Inc. (Nasdaq: DNAY), a pioneer in automated benchtop synthetic biology systems, announced today that it has agreed to acquire Eton Bioscience, a privately held provider of synthetic biology products and services.

“Together with the Eton team, we will be able to accelerate our BioXp system growth strategy within the synthetic biology market,” said Todd R. Nelson, PhD, CEO of Codex DNA. “This acquisition will allow our combined company to increase its commercial reach, deliver more robust services with broader customer applications, improve the quality and cost of certain raw materials, and support our highly strategic enzymatic DNA synthesis product development program.”

Eton Bioscience is a San Diego-based biotech company specializing in synthetic biology products and services, including DNA sequencing and oligo synthesis, for the global academic research, pharmaceutical, and biotechnology industries. Eton utilizes innovative techniques, sustainable practices, and exceptional customer service to meet the research community's need for quality DNA sequencing and oligo synthesis. Eton also markets DNA prep services and products such as antibodies, peptides, and metabolism assay kits.

"Since our founding in 2003, Eton's innovative solutions and tools for DNA sequencing and oligo synthesis have helped scientists in both academia and industry advance their research and contribute to solving some of the world’s most challenging problems," said Tony Chen, PhD, founder and CEO of Eton Bioscience. "Joining Codex DNA will allow us to scale our business to its full potential, accelerate the pace of innovation, and expand the reach of the superior service our customers have come to expect from us.”

Under the terms of the deal, Codex DNA will pay approximately $13 million in cash for the acquisition. Eton Bioscience generated approximately $5.1 million of revenue for the nine months ended September 30, 2021. The acquisition is expected to be slightly dilutive to Codex DNA’s earnings per share in 2022, and accretive thereafter.

About Eton Bioscience Inc.
Eton Bioscience Inc. is a biotech company specializing in DNA sequencing and oligo synthesis solutions. The company offers DNA sequencing services and products such as antibodies, peptides, metabolism assay kits, and more. For more information, visit www.etonbio.com.
About Codex DNA
Codex DNA is empowering scientists with the ability to create novel, synthetic biology-enabled solutions for many of humanity’s greatest challenges. As inventors of the industry-standard Gibson Assembly® method and the first commercial automated benchtop DNA and mRNA synthesis system, Codex DNA is enabling rapid, accurate, and reproducible writing of DNA and mRNA for numerous downstream markets. The company’s award-winning BioXp™ system consolidates, automates, and optimizes the entire synthesis, cloning, and amplification workflow. As a result, it delivers virtually error-free synthesis of DNA/RNA at scale within days and hours instead of weeks or months. Scientists around the world are using the technology in their own laboratories to accelerate the design-build-test paradigm for novel,

Exhibit 99.1
high-value products for precision medicine, biologics drug discovery, vaccine and therapeutic development, genome editing, and cell and gene therapy. Codex DNA is a public company based in San Diego. For more information, visit codexdna.com.
Codex DNA, the Codex DNA logo, and BioXp are trademarks of Codex DNA Inc.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on Codex DNA’s beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause Codex DNA’s actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include but are not limited to statements regarding Codex DNA’s ability to integrate Eton’s business into Codex DNA’s existing business, its ability to expand product offerings and quality and any financial projections. These and other risks are described more fully in Codex DNA’s filings with the Securities and Exchange Commission (“SEC”) and other documents that Codex DNA subsequently files with the SEC from time to time. Except to the extent required by law, Codex DNA undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.
Contact:
Richard Lepke
Director of Investor Relations
(619) 840-5392
RichardL@codexdna.com